Exhibit 99.1

March 28, 2012

Charlie McCullough

Employment Transition and Separation

Dear Charlie:

This letter confirms the agreement between OpenTable, Inc. (the “Company”) and you regarding your transition and separation from the Company upon the earlier of November 1, 2013 or the date upon which your employment is terminated by either you or the Company in accordance with the terms of this Agreement (the “Separation Date”).  The Company has no liability to you for severance pay or for any other reason.  Nonetheless, contingent upon your provision of the Transition Services and compliance with the other terms and conditions detailed herein, the Company has agreed to make the payments set forth in this Transition and Separation Agreement (the “Agreement”), to which payments you agree you are not otherwise entitled.  This Agreement shall be effective on the eighth day following your signature of it without revocation (the “Effective Date”).

1.                                      Employment Transition Period; Technical Advisor Period; Employment Separation.

a)                                      Employment Transition Period.  During the period from the execution date of this Agreement through the date upon which a new Senior Vice President, Engineering commences employment with the Company or such earlier date designated by the Company (the “Transition Period”), you will remain in your full-time position of Senior Vice President, Engineering, and will continue to discharge the duties within your areas of responsibility and assist in the recruitment, training and transition of your responsibilities to a new Senior Vice President, Engineering.  During the Transition Period, you will continue to receive salary and benefits at the level in effect as of March 28, 2012.  Your employment will at all times during the Transition Period and thereafter continue to be terminable on an at-will basis, without cause or notice, by either you or the Company.

b)                                     Technical Advisor Period.  From the first calendar date following the end of the Transition Period through November 1, 2013 or such earlier date upon which your employment is terminated by either you or the Company in accordance with the terms of this Agreement (the “Technical Advisor Period”), you will serve as Technical Advisor to the Company.  In this position, you will earn an annual salary of $100,000 (one hundred thousand dollars), less all applicable taxes and other authorized withholding, and payable in accordance with the Company’s normal payroll practices.  During the Technical Advisor Period, you will be eligible to participate in Company-sponsored benefits in accordance with the eligibility and other terms of the applicable benefit plans and policies.  As Technical Advisor, you will continue to have access to Company voicemail, email and network connections, but your attendance at the Company’s offices for business purposes will be solely as requested by the Company.  At the Company’s request, you will provide no more than 30 hours of services per week, consisting of responding to questions regarding matters within the scope of your prior responsibilities and assisting in the resolution of technical and product issues.

c)                                      Employment Separation.

i)                                         In the event that your employment is terminated during the Transition Period or the Technical Advisor Period by the Company for Cause, as defined in subsection 1)c)iii)b), c), d) or e), below, or by you for any reason more than six months after the Effective Date, you will receive all wages and accrued, unused paid time off owed to you as of the termination date, but will not be eligible for the Severance Payment and other benefits set forth in Section 2, below.

ii)                                      In the event that your employment is terminated by the Company during the Transition Period or the Technical Advisor Period other than for Cause as defined in subsection 1)c)iii)b), c), d) or e, below, or by you for any reason during the six months following the Effective Date, then the Severance Payment and other benefits set forth in Section 2, below, will be paid.  If you elect to terminate your employment more than six months after the Effective Date for any reason, you will not receive the Severance Payment and other benefits set forth in Section 2, below.

iii)                                   “Cause” for purposes of this Agreement shall mean and refer to:

a)                                      Your failure, as determined by the Company in its sole and absolute discretion, to timely and substantially perform your responsibilities as defined in Sections 1)a) and b), above;

b)                                     Your engaging in an act or omission that is in bad faith and to the detriment of the Company;

c)                                      Misconduct, willful malfeasance, or any act of dishonesty or moral turpitude by you;

d)                                     Your disclosure of Company confidential information not required by your duties; or

e)                                      Your engaging in any act of commercial bribery, any criminal act or perpetration of fraud.

Notwithstanding the foregoing, the Company shall not have Cause to terminate your employment under subsection a), above, unless the Company gives you 30 days’ written notice of Cause to terminate pursuant to subsection a), and an opportunity to cure.  Whether any proffered cure is sufficient shall be determined by the Company in its sole and absolute discretion.

iv)                                  Upon any termination of the Transition Period or Technical Advisor Period, you will be paid all accrued wages through the Separation Date, including paid time off accrued and unused through the Separation Date.  You further acknowledge that you will be reimbursed for all approved expenses incurred by you during the Transition Period and Technical Advisor Period that are submitted by you for payment in accordance with the Company’s expense reimbursement policies on or before the Separation Date.  You agree that the only payments and benefits that you are entitled to receive from the Company in the future are those specified in this Agreement.

2.                                      Severance Payment and Stock Option Acceleration.  In the event that your employment is terminated during the Transition Period or Technical Advisor Period by the Company other than for Cause, as defined in subsection 1)c)iii)b), c), d) or e) or by you for any reason during the six months following the Effective Date then, contingent upon your signature of this Agreement and the General Release of Claims (the “General Release”) attached as Exhibit A hereto without revocation, you will be eligible for the following Severance Payment, healthcare premium reimbursement and stock option acceleration:

a)                                      Severance Payment.  You will receive a lump sum payment equal to the lesser of (i) six (6) months of your salary at the annual rate of $275,000 per year (two hundred seventy-five thousand dollars) (the “Base Salary”), or (ii) Base Salary for the period from the Separation Date through November 1, 2013, less all applicable taxes and other authorized withholding (the “Severance Payment”).  The Severance Payment will be delivered to you within 10 days of receipt of a copy of the General Release, which General Release is to be signed by you no earlier than the Separation Date.  The Severance Payment will not be paid if you revoke your acceptance of the General Release under its terms.

b)                                     Reimbursement of COBRA Premiums.  Provided that you are eligible and timely elect to continue your Company-sponsored healthcare insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1983, as amended (“COBRA”), the Company will reimburse you for COBRA premiums paid by you for coverage for yourself and your eligible dependents through the earlier of (i) the date that is six months from the Separation Date, or (ii) November 30, 2013.

c)                                      Stock Option Acceleration.  Vesting in all stock options previously granted to you that are outstanding as of the Separation Date shall accelerate, such that you will be immediately vested on the Separation Date in that number of options that would have vested had your employment continued through the earlier of (i) six months from the Separation Date or, (ii) November 1, 2013.

3.                                      Healthcare Coverage.  Your Company-sponsored healthcare insurance coverage will end on the last date of the month in which the Separation Date falls.  Thereafter, and continuing for up to 18 (eighteen) months from that date, subject to satisfaction of eligibility requirements and the reimbursement provisions of Section 2)b), above, you are entitled to continue Company-sponsored healthcare benefits extended to active employees at your own expense under COBRA.  You may be entitled to continue those health benefits for up to 36 (thirty-six) months under California’s COBRA law (“Cal-COBRA.”).  With the sole exceptions of continuation of medical insurance under COBRA and your vested 401(k) savings, you acknowledge your termination from coverage under any and all other Company benefit plans as of the Separation Date.  To the extent permitted by the respective policies, you may convert, at your sole expense, any Company-sponsored life insurance and disability insurance then in effect. A comprehensive outline of your COBRA eligibility period and rights will be provided to you following the Separation Date.

4.                                      Stock Options. You agree and acknowledge that, except as provided in Section 2)c), above, all stock options previously granted to you that are outstanding as of the Separation Date shall discontinue vesting as of that date.  All stock options vested as of the Separation Date shall continue to be exercisable pursuant to the terms and conditions of the applicable award agreement and equity incentive plan.  Except as expressly set forth herein, all stock options and other equity awards granted to you shall be subject to the terms of the applicable plan, notice of grant and option or award agreement.

5.                                      Return of Company Property.  You will return to the Company all Company documents, files and property in your possession on the Separation Date or within five (5) days of the Company’s earlier request.  Your receipt of the Severance Payment and other benefits of Section 2 is conditioned upon your compliance with the terms of this Section 5.

6.                                      Maintaining Confidential Information.  You will not disclose any confidential information you acquired while an employee of the Company to any other person or use such information in any manner that is detrimental to the Company’s interests.  By your signature, you confirm your continuing obligations toward the Company under the Proprietary Information and Inventions Agreement executed by you as of September 8, 2003.

7.                                      Cooperation With the Company.  At all times prior to and after the Separation Date, you will cooperate fully with the Company in its conduct of any internal investigation or its defense of or other participation in any administrative, judicial or other proceeding arising from any charge, complaint or other action which has been or may be filed.

8.                                      Taxes.  You understand and agree that all payments under this Agreement will be subject to appropriate tax withholding and other deductions.  To the extent any taxes may be payable by you for the benefits provided to you by this Agreement beyond those withheld by the Company, you agree to pay them yourself and to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties, and associated attorneys’ fees and costs, resulting from any failure by you to make required payments. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A of the Internal Revenue Code (the “Code”), such reimbursements shall be paid to you no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and your right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

9.                                      Your General Release of the Company.  You understand that by agreeing to this release you are agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date you sign this Agreement.

a)                                      On behalf of yourself and your heirs and assigns, you hereby release and forever discharge the “Releasees” hereunder, consisting of the Company, and each of its owners, affiliates, divisions, parent corporations, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which you now have or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to your hire, employment, remuneration or resignation by the Releasees, or any of them, including any Claims arising under the Age Discrimination in Employment Act (“ADEA”), as amended, 29 U.S.C. § 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981;

the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C.  § 2101 et seq. the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002; the California Labor Code; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

Notwithstanding the generality of the foregoing, you do not release your rights under this Agreement or any of the following Claims:

(i)                                     Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii)                                  Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii)                               Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of the federal law known as COBRA;

(iv)                              Your right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that you do release your right to secure any damages for alleged discriminatory treatment;

(v)                                 Your right to indemnity under California Labor Code Section 2802; and

(vi)                              Any other obligation of the Company that cannot be waived as a matter of law.

b)                                     OWBPA Notice.  In accordance with the Older Workers Benefit Protection Act of 1990, you acknowledge that you are aware of the following:

i)                                         This Section 9)c), and this Agreement, are written in a manner calculated to be understood by you.

b)                                     The waiver and release of claims under the ADEA contained in this Agreement does not cover rights or claims that may arise after the date on which you sign this Agreement.

c)                                      This Agreement provides for consideration in addition to anything of value to which you are already entitled.

d)                                     You have been advised to consult an attorney before signing this Agreement.

e)                                      You have been granted twenty-one (21) days after you are presented with this Agreement to decide whether or not to sign it.  If you execute this Agreement prior to the expiration of such period, you do so voluntarily and after having had the opportunity to consult with an attorney, and hereby waive the remainder of the twenty-one (21) day period.

f)                                        You have the right to revoke this Agreement within seven (7) days of signing it.  In the event this Agreement is revoked, it will be null and void in its entirety, and you will not receive the benefits of the Agreement.

If you wish to revoke this agreement, you must deliver written notice stating that intent to revoke to Stacey Manes, Director of Human Resources, by email at smanes@opentable.com on or before 5:00 p.m. on the seventh (7th) day after the date on which you sign this Agreement.

10.                               The Company’s General Release of You.  In consideration for the promises set forth in this Agreement, the Company does hereby release, acquit, remise, and forever discharge you from any and all actions, causes of action, obligations, costs, expenses, damages, losses, claims, liabilities, suits, debts, demands, and benefits (including attorneys’ fees and costs), of whatever character, in law or in equity, known or unknown, suspected or unsuspected, matured or unmatured, of any kind or nature whatsoever, now existing or arising in the future, based on any act, omission, event, occurrence, or nonoccurrence from the beginning of time to the date of execution hereof, including but not limited to any claims or causes of action arising out of or in any way relating to your employment with the Company.  Notwithstanding the generality of the foregoing, the Company does not release its rights under this Agreement or any Claims for which you would not be entitled to be indemnified by law, contract or under the Company’s by-laws.

11.                               Waiver of California Civil Code Section 1542.  THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED OF AND ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHTS THEY MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

12.                               Non-disparagement.  You shall not disparage or otherwise communicate to any Company employee, customer, competitor or other person or entity negative statements about the Company, its employees, products, services, or business.  The Company’s executive officers shall not disparage or otherwise communicate to any person negative statements about you.

13.                               Severability.  The provisions of this Agreement are severable.  If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

14.                               Voluntary and Knowing Agreement.  You represent that you have thoroughly read and considered all aspects of this Agreement, that you understand all its provisions and that you are voluntarily entering into said Agreement.

15.                               Entire Agreement; Amendment.  This Agreement sets forth the entire agreement between you and the Company and supersedes any and all prior oral or written agreements or understanding between you and the Company concerning your transition and separation from the Company. The Company and you acknowledge that the termination of your employment with the Company is intended to constitute an involuntary separation from service for the purposes of Section 409A of the Code, and the related Department of Treasury regulations.  You acknowledge that there are no other agreements, written, oral or implied, and that you may not rely on any prior negotiations, discussions, representations or agreements.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  This Agreement may not be altered, amended or modified, except by a further written document signed by you and the Company.

16.                               Choice of Law.  The Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.

17.                               Response To Reference Inquiries/Internal Company Inquiries.  Following the Separation Date, you will direct all inquiries from prospective employers to Stacey

Manes, or the then-current Senior Director of Human Resources.  Consistent with the Company’s personnel policies, that person will limit their response to all such inquiries to confirmation of your dates of employment, last title, and final rate of pay.

18.                               Obligation For Attorneys’ Fees To Date.  It is specifically agreed that the Parties are solely responsible for their respective attorneys’ fees and disbursements, if any, incurred in connection with your departure from the Company including, without limitation, any such fees or costs incurred in the review of this Agreement.  The Parties agree to release and forever hold each other harmless from any liability to the other party’s attorneys for payment of such fees and costs.

19.                               Notification.  With the exception of notice under Section 9(b) of this Agreement, any notice to be given pursuant to this Agreement shall be sent by you to OpenTable, Inc, at 799 Market St., 4th Floor, San Francisco, California 94103, Attn: Stacey Manes, Senior Director of Human Resources.  Notices to you shall be sent to the home address that the Company currently has on record for you.  Notice shall be deemed to have been duly given when delivered personally, sent by prepaid courier service or mailed, first class, postage prepaid.

If the above accurately reflects your understanding, please date and sign the enclosed copy of this letter in the places indicated below and return that copy to Stacey Manes, Director of Human Resources, no later than April 18, 2012.

Respectfully,

/s/ Matthew Roberts
Matthew Roberts
Chief Executive Officer

Accepted and agreed to on this 29th day of March 2012.

/s/ Charles McCullough
Charlie McCullough

EXHIBIT A

MUTUAL GENERAL RELEASE OF CLAIMS

This Mutual General Release of Claims (“Release”) is entered into as of this        day of                 , 201    , between you, and OpenTable, Inc. (the “Company”) (collectively referred to herein as the “Parties”), effective eight days after your signature (the “Effective Date”), unless you revoke your acceptance as provided in Section 1(c), below.

1.                                       General Release of the Company.  You understand that by agreeing to this Release you are agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date you sign this agreement.

a)                                      On behalf of yourself and your heirs and assigns, you hereby release and forever discharge the “Releasees” hereunder, consisting of the Company, and each of its owners, affiliates, divisions, parent corporations, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which you now have or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to your hire, employment, remuneration or resignation by the Releasees, or any of them, including any Claims arising under the Age Discrimination in Employment Act (“ADEA”), as amended, 29 U.S.C. § 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C.  § 2101 et seq. the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002; the California Labor Code; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

b)                                     Notwithstanding the generality of the foregoing, you do not release the following claims:

(i)                                     Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii)                                  Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii)                               Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of the federal law known as COBRA;

(iv)                              Your right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that you do release your right to secure any damages for alleged discriminatory treatment;

(v)                                 Your right to indemnity under California Labor Code Section 2802; and

(vi)                              Any other obligation of the Company that cannot be waived as a matter of law.

2.                                       OWBPA Notice.  In accordance with the Older Workers Benefit Protection Act of 1990, you acknowledge that you are aware of the following:

a)                                      This Section, and this Release, are written in a manner calculated to be understood by you.

b)                                     The waiver and release of claims under the ADEA contained in this Release does not cover rights or claims that may arise after the date on which you sign this Release.

c)                                      Together with the Agreement dated as of March 28, 2012, this Release provides for consideration in addition to anything of value to which you are already entitled.

d)                                     You have been advised to consult an attorney before signing this Release.

e)                                      You have been granted twenty-one (21) days after you are presented with this Release to decide whether or not to sign this Release.  If you execute this Release prior to the expiration of such period, you do so voluntarily and after having had the opportunity to consult with an attorney, and hereby waive the remainder of the twenty-one (21) day period.

f)                                        You have the right to revoke this Release within seven (7) days of signing it.  In the event this Release is revoked, the March 28, 2012 Agreement will be null and void in its entirety, and you will not receive the benefits of that Agreement.

If you wish to revoke this agreement, you must deliver written notice stating that intent to revoke to Stacey Manes, by email at smanes@opentable.com, on or before 5:00 p.m. on the seventh (7th) day after the date on which you sign this Release.

3.                                      The Company’s General Release of You.  In consideration for the promises set forth in this Agreement, the Company does hereby release, acquit, remise, and forever discharge you from any and all actions, causes of action, obligations, costs, expenses, damages, losses, claims, liabilities, suits, debts, demands, and benefits (including attorneys’ fees and costs), of whatever character, in law or in equity, known or unknown, suspected or unsuspected, matured or unmatured, of any kind or nature whatsoever, now existing or arising in the future, based on any act, omission, event, occurrence, or nonoccurrence from the beginning of time to the date of execution hereof, including but not limited to any claims or causes of action arising out of or in any way relating to your employment with the Company.  Notwithstanding the generality of the foregoing, the Company does not release its rights under this Agreement or any Claims for which you would not be entitled to be indemnified by law, contract or under the Company’s by-laws.

4.                                      Waiver of California Civil Code Section 1542.  THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED OF AND ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHTS THEY MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

5.                                       Employee’s Representations.  You represent and warrant that:

a)                                      You have returned to the Company all Company property in your possession;

b)                                     You have been paid all wages, commissions, bonuses or other compensation, owed to you, other than what is specifically provided for under the terms of the March 28, 2012 Agreement;

c)                                      During the course of your employment you did not sustain any injuries for which you might be entitled to compensation pursuant to worker’s compensation law;

d)                                     You have not made any disparaging comments about the Company, nor will you do so in the future; and

e)                                      You have not initiated any adversarial proceedings of any kind against the Company or against any other person or entity released herein, nor will you do so in the future, except as specifically allowed by this Agreement.

6.                                      Severability.  The provisions of this Release are severable.  If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

7.                                      Choice of Law.  The Agreement dated March 28, 2012 and this Release shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.

8.                                      Integration Clause.  This Release and the Agreement dated March 28, 2012 contain our entire agreement with regard to the transition and separation of your employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by you and the Director, Human Resources of the Company.

9.                                      Execution in Counterparts.  This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document.  Facsimile signatures shall have the same force and effectiveness as original signatures.

The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

CHARLIE McCULLOUGH	OPENTABLE, INC.

Charlie McCullough	By: Matthew Roberts
Title: Chief Executive Officer

Date	Date